UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2005
INTERACTIVE DATA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 687-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-99.1 PRESS RELEASE DATED SEPTEMBER 27, 2005

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On September 21, 2005, Steven G. Crane, Executive Vice President, Chief Financial Officer and Treasurer of Interactive Data Corporation (the “Company”), notified the Company that he would resign as the Company’s Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective upon the appointment by the Board of Directors of the Company of a new Chief Financial Officer and Treasurer. Mr. Crane will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer until such replacement has been appointed and will assume the position of President of the Company’s FT Interactive Data Corporation subsidiary when such resignation is effective.
(c) On September 21, 2005, the Company’s Board of Directors appointed John L. King to the position of Chief Operating Officer of the Company. In addition to his new responsibilities, Mr. King will continue to serve as Chief Operating Officer of the Company’s FT Interactive Data Corporation subsidiary, a position he has held since August 1999. Mr. King is 55 years old.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

99.1	Press release dated September 27, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: September 27, 2005	By:	/s/ Stuart J. Clark

		Name:	Stuart J. Clark
		Title:	President and Chief Executive Officer